                     FIRST CITIZENS BANCSHARES, INC.
                           First Citizens Place
                       Dyersburg, Tennessee 38024

              NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

                        WEDNESDAY, APRIL 15, 1998


TO:  Shareholders of First Citizens Bancshares, Inc.
     Dyersburg, Tennessee 38024

     Notice is hereby given that the Annual Meeting of Shareholders of First Citizens Bancshares, Inc. will be held in the Annex of First Citizens National Bank, Dyersburg, Tennessee, on Wednesday, April 15, 1998 at 10:00 A.M. to consider and act upon the following proposals:

     1. The election of seven directors for term of three years expiring in 2001; one director for term of two years expiring in 2000; and one director for term of one year expiring in 1999.

     2. Approval of Carmichael, Dunn, Creswell, and Sparks, CPAs as general auditors for the year ending December 31, 1998.

     3. To consider an amendment to the Company's Charter to increase the authorized shares of common stock to 10,000,000 shares.

     4. To consider and vote upon the deletion of Article 10 of the company's charter which provides for the maximum number of Directors to be set at twenty-two (22). (The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock is required.)

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business February 28, 1998 are entitled to notice of and to vote at the Annual Shareholders'
Meeting.

     Please date, sign and return the enclosed Proxy immediately in the stamped envelope provided. It is important that you sign and return the Proxy, even though you plan to attend the meeting in person. You may revoke the Proxy at any time before the Proxy is exercised by giving written notice to the Company or by advising us at the meeting. If you will need special assistance at the meeting because of a disability, please contact Judy Long, Secretary at (901) 287-4254.

This 17th day of March, 1998.


                               BY ORDER OF THE BOARD OF DIRECTORS



                               Stallings Lipford
                               Chairman

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                     FIRST CITIZENS BANCSHARES, INC.
                          FIRST CITIZENS PLACE
                       DYERSBURG, TENNESSEE  38024

                             PROXY STATEMENT
                      ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 15, 1998

                               SOLICITATION

     THE PROXY ACCOMPANYING THIS STATEMENT IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CITIZENS BANCSHARES, INC. (the "Company" or "Holding Company") for use at the Annual Meeting of Shareholders to be held April 15, 1998, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting.

     The expense of preparing, assembling, printing and mailing the Proxy Statement and the materials used in the solicitation of Proxies for the meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through use of the mail, but officers, directors and employees of the Holding Company and its subsidiary, First Citizens National Bank (the "Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefor. Brokers, custodians, and other like parties will be requested to send Proxy material to beneficial owners of stock and will be reimbursed for their reasonable expenses. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed to shareholders on or about March 17, 1998.

     All Proxies in the accompanying form which are properly executed and returned to management will be voted in accordance with directions given therein. Any Proxy delivered pursuant to this solicitation is revocable, at the option of the person executing same, at any time before it is exercised, by written notice delivered to Judy Long, Secretary of First Citizens Bancshares, Inc. Powers of Proxy holders will be suspended if the person executing the Proxy is present at the meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the meeting.

     IF NO INSTRUCTIONS ARE SPECIFIED IN YOUR PROXY WITH RESPECT TO THE ELECTION OF DIRECTORS OR OTHER MATTERS ADDRESSED HEREIN, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE ELECTION OF CARMICHAEL, DUNN, CRESWELL & SPARKS CPAS TO SERVE AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING 12/31/98 AND "FOR" THE PROPOSED AMENDMENT TO THE CHARTER OF FIRST CITIZENS BANCSHARES, INC., AND "FOR" DELETION OF ARTICLE 10 OF THE COMPANY'S CHARTER. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

                            VOTING SECURITIES

     At the close of business December 31, 1997, there were 750,718 shares of Common Capital Stock, par value of $1.00, of First Citizens Bancshares, Inc. outstanding and entitled to vote, as the sole class of voting securities. On any matter submitted to a vote of the shareholders, each holder of the Holding Company's common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Holding Company as of February 28, 1998. Holders of common stock shall possess full voting rights for the election of Directors and for all other purposes. In connection with the election of Directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting prior to the voting for election of Directors, of his or her intention to vote cumulatively. If any shareholder of the company gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for the election of Directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of Directors to be elected.

     These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated at the discretion of the Proxy Holder, in accordance with management's recommendation.

    Tennessee Law does not provide for Dissenters Rights of Appraisal when considering the matters as set forth herein. Holders of shares of Common Stock will be entitled to receive dividends if and when declared payable by the Board of Directors of First Citizens Bancshares, Inc. Shareholders of the Company are not entitled to preemptive rights to subscribe for or purchase securities. In the event of a liquidation, dissolution or winding up of the affairs of the Holding Company, assets and funds of the corporation shall be distributed, pro rata, among the holders of Common Stock according to their respective shares.

    The following table sets forth the number of shares of common capital stock owned by Directors, Nominees and Officers of First
Citizens Bancshares, Inc. as of December 31, 1997:

                     Name of           Beneficial Ownership  Percent
Title of Class       Beneficial Owners   Direct   Indirect   of Class

Common Capital       Directors, Nominees 84,760   52,791      18.00%
 Stock               & Executive Officers
                     (25)

                          PRINCIPAL SHAREHOLDERS

    As of this date, persons or entities beneficially owning in excess of 5% of the Common Capital Stock of First Citizens Bancshares, Inc. are set forth in the following table:

                                       Beneficial Ownership   Percent
Title of Class   Name and Address       Direct    Indirect    of Class

Common Capital   Milton Eugene Magee
Stock            421 Lattawoods
                 Dyersburg, TN  38024    15,667   32,179 (1)   6.37%

Common Capital   Elizabeth Magee Taylor
Stock            1789 North Highland
                 Jackson, TN  38301      16,926   42,010 (2)   7.85%

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

Common Capital   First Citizens National
Stock            Bank Employee Stock
                 Ownership Plan & Trust 168,966               22.51%

(1) Mr. Magee serves as co-trustee on various trusts with First Citizens National Bank and/or Elizabeth Magee Taylor representing 32,179 shares.

(2) Mrs. Taylor serves as co-trustee on 31,740 shares with Milton Eugene Magee and/or First Citizens National Bank. Also reported as beneficial ownership are 10,270 shares owned by Mrs. Taylor's spouse individually, through a trust and by virtue of an affiliated interest.

                         ELECTION OF DIRECTORS

     The present Board of Directors consists of 22 members with one-third of the terms expiring in 1999, another one-third in 2000 and the remaining one-third in 2001. The following individuals have been nominated by the Board of Directors to serve a term of three years.
Once elected, each Director shall serve the stated term or until his/her successor has met the necessary qualifications and has been elected.
Should any nominee determine that he/she is unable to serve, the persons named in the accompanying proxy intend to vote for the balance of those named. Director John E. Hechethorn made a decision not to run for re-election in 1998. Mr. Heckethorn has served on the Board since 1980.

    The following information sets forth the name of each nominee, age, principal occupation for the past five years, name and business of the corporation or other organization with which he/she is affiliated, year of initial election to the Board, and beneficial ownership of Common Stock of the Company as of December 31, 1997. This information is also provided for continuing Directors whose terms expire in 1999 and 2000.

   Name and Principal Occupation          Director    Common Stock   Percent of
      for Past Five Years            Age    Since  Beneficially Owned  Class

INCUMBENTS AND NOMINEES WHOSE TERMS WILL EXPIRE IN 2001

WILLIAM C. CLOAR                  61     1991        3,886                *
Senior Vice President of Community
Relations, Dyersburg Fabrics, Inc.,
a textile manufacturing plant.
Previous to 1997 was Vice Pres-
ident of Training and Employee
Development.  Mr. Cloar served
Dyersburg Fabrics as Vice
President of Administration from
1994 to 1995 & as Vice President
of Administration & Human Resources
prior to the year 1994.

JAMES DANIEL CARPENTER            48     1993          571                *
Partner, Flatt Heating &
Air Conditioning.

RICHARD W. DONNER                 47     1985          664                *
Vice President of Sales,
Dyersburg Fabrics, Inc., a
textile manufacturing plant.

Name and Principal Occupation           Director    Common Stock   Percent of
   for Past Five Years           Age     Since    Beneficially Owned  Class

BENTLEY F. EDWARDS               40      1997           127            *
Executive Vice President of
Burks Enterprise L.P., a
distributor of Dr. Pepper-Pepsi
Cola products.  Vice President
of Marketing Burks Beverage,
L.P.

RALPH E. HENSON                  56      1997        12,519           1.67%
Vice President of First Citizens
Bancshares, Inc.; February 1993,
appointed Executive Vice
President and Loan Administrator
of First Citizens National Bank.
Previous to 1993 served First
Citizens National Bank as Senior
Vice President and Senior Loan
Officer.

STALLINGS LIPFORD                 67     1960       18,475               2.46%
Chairman of the Board of
First Citizens Bancshares, Inc.
and First Citizens National Bank.
Served both the Company and the
Bank as Chairman & CEO until
the year 1996.  Mr. Lipford
also served as President of the
Company and Bank until April, 1992.

LARRY S. WHITE                   49      1997          100                *
President of White & Associates
Insurance Agency, Inc., a general
insurance agency offering all
lines of insurance.

*Less than one percent

INCUMBENTS WHOSE TERMS WILL EXPIRE IN 2000

EDDIE EUGENE ANDERSON             50     1984         7,655           1.01%
Partner, Anderson Farms II.
Previously, Anderson Farms
until January 1, 1997.

BARRY T. LADD                     57    1996         4,979                *
Executive Vice President and
Chief Administrative Officer
of First Citizens Bancshares,
Inc. and First Citizens National
Bank.  Until February 1996
served the Bank as Senior Vice
President and Senior Lending
Officer.

E.H. LANNOM, JR.                  73     1962         6,120            *
President, Forcum-Lannom, Inc.,
building contractor and building
materials distributor.

Name and Principal Occupation           Director    Common Stock    Percent of
   for Past Five Years           Age     Since   Beneficially Owned    Class

MILTON E. MAGEE                   61     1969        47,846           6.37%
Partner, Chic Farm Co., general
farming. Partner Magee and Taylor,
FLP, general farming since 1997.

MARY F. MCCAULEY                  67     1991           381              *
Professor Emeritus, Dyersburg
State Community College.
Professor of English at DSCC
until her retirement in 1994.

G.W. SMITHEAL, III                42     1993           849              *
Partner, Smitheal Farms &
Biesel and Smitheal Cattle
Company.

P.H. WHITE, JR.                   66     1978         2,593              *
Owner, P.H. White Farms,
manufacturer & distributor
of livestock insecticide
applicators.

*less than one percent

INCUMBENTS WHOSE TERMS WILL EXPIRE IN 1999

J. WALTER BRADSHAW                36     1993         6,822              *
Vice President & Director,
Bradshaw & Co. Insurors,
an independent insurance agency.

LARRY W. GIBSON                   51     1995         1,275              *
President, Roberts-Gibson, Inc.,
gasoline jobber company.

L.D. PENNINGTON                   69     1989         2,850              *
Chairman Emeritus of Board,
Centex Forcum-Lannom Inc., a
company of contractors,
engineers and developers.
Served as President & CEO of
Forcum-Lannom Assoc. Inc.
until 1994.

DAVID R. TAYLOR                   52     1997          100                *
President & CEO of Centex Forcum
Lannom, Inc., a company of
contractors, engineers, and
developers.

DWIGHT STEVEN WILLIAMS            42     1991           345              *
Business Manager, Johnson
Funeral Home.

Name and Principal Occupation           Director    Common Stock    Percent of
   for Past Five Years           Age     Since   Beneficially Owned    Class

KATIE S. WINCHESTER               57     1990         7,105              *
February, 1996 appointed
CEO & President of First
Citizens National Bank.
April, 1996 appointed CEO
and President of First
Citizens Bancshares, Inc.
April, 1992 to February, 1996
served as President & Chief
Administrative Officer.
Previous to 1992, Vice President
& Secretary of the Company &
Executive Vice President, Chief
Administrative Officer and
Secretary to First Citizens
National Bank.

BILLY S. YATES                    72     1973        3,941                *
President, General Appliance
and Furniture Company, retail
furniture & appliance outlet.

*Less than one percent

               DESCRIPTION OF THE BOARD AND ITS COMMITTEES

     Each Director of First Citizens Bancshares, Inc. also serves as a Director of First Citizens National Bank. The Board of Bancshares met nine times during 1997 and the Board of the Bank held twelve meetings. There were no incumbent Directors attending fewer than 75% of the aggregate of Board and Committee meetings. There are no family relationships between Directors, Officers, or Officers and Directors.

    There were no transactions entered into between First Citizens National Bank or First Citizens Bancshares, Inc., and Directors, Nominees for Directors and/or Executive Officers of either the Bank or Bancshares in which the charges involved exceeded $60,000 unless such transactions were accomplished on the basis of competitive bidding or were considered to be in the ordinary course of business.

    The Holding Company has no specific committees. However, the Holding Company's principal subsidiary, First Citizens National Bank, has various committees that serve the Bank.

    The Executive Committee is appointed by the Board to act on it's behalf when the Board is unable to act as a whole. It is the responsibility of the Executive Committee to review certain loan applications in accordance with Loan Policy; to make recommendations to the Board on issues affecting the operations of the Bank and to counsel management on matters presented for committee consideration. The Executive Committee acts as a nominating committee by considering the performance of incumbent directors and officers and by recommending nominations for re-election. The Executive Committee also serves as the Investment Committee. The committee meets at such times as meetings are called and is comprised of E. H. Lannom, Jr., Stallings Lipford

(Chairman), Milton E. Magee, L. D. Pennington, P. H. White, Jr., Katie Winchester, and Billy S. Yates. Thirty-seven meetings were held in 1997.

    The Compensation Committee is composed of five directors who are not employees of the Bank or any of its subsidiaries. The Committee makes recommendations to the Board of Directors as to the amount and form of officer compensation. The compensation programs of the Bank are designed to align compensation with business objectives and performance, and to enable the Bank to attract, retain and reward executives who contribute to the long term success of First Citizens Bancshares, Inc. and its subsidiaries. Therefore, the Bank provides an executive compensation program which includes base pay, annual cash bonuses and retirement benefits through annual contributions to an Employee Stock Ownership Plan. In addition all Executive Officers are provided with permanent life insurance. Base salary is established annually based on individual performance and pay levels of similar positions at peer financial institutions consistent with the Tennessee Bankers Association Annual Salary Survey. When establishing base pay, consideration is given to both the statewide and West Tennessee average. The Committee annually evaluates experience, individual performance and Corporate performance when setting base pay. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for experienced executive talent in the financial services industry. The Compensation Committee is made up of the following Directors: E. H. Lannom, Jr., Milton E. Magee, Chairman,
L. D. Pennington, P. H. White, Jr., and Billy S. Yates.

    The Audit Committee reviews results of audits performed by the Bank's Internal Auditor and makes a determination as to the adequacy of such audits. Further, this committee determines the need and frequency for external audits, reviews engagement letters to determine the overall effectiveness of proposed audits, and reviews results of any audit upon completion. Based on results of these audits, this committee determines the adequacy of existing internal controls and reports findings to the full Board. The Audit Committee is comprised of J. Walter Bradshaw, James D. Carpenter, Richard W. Donner, Chairman, E. H. Lannom, Jr., and Green W. Smitheal, III. Five meetings were held during 1997.

    The Trust Committee is composed of five Directors and two Trust Officers. It is the responsibility of this committee to work with the Trust Officers and staff to formulate policies and procedures relative to the administering of fiduciary powers; to accept or reject all executorships, trusteeships, and other fiduciary relationships of the bank; and to invest, retain, or dispose of funds that are in the possession of the Trust Department. Directors serving on this committee are William C. Cloar, Larry W. Gibson, Barry T. Ladd, L. D. Pennington, and Dwight Steven Williams, Trust Officers serving on this committee are Hughes Clardy, Chairman and Sue Carolyn Akins. Twelve meetings were held during the year.

    The Investment Committee consists of seven members appointed by the Board, and the Bank's Investment Officer. It is the responsibility of this committee to set and monitor investment activity guidelines. Four meetings were held during 1997. The Executive Committee serves as the Investment Committee.

     The Community Reinvestment Act Committee was established within the Community Reinvestment Act Program. It is the responsibility of this Committee to develop, review, and implement ongoing CRA compliance efforts. The CRA Committee consists of five directors, Ralph Henson, Chairman, Eddie E. Anderson, John E. Heckethorn, Mary F. McCauley, Katie Winchester, and a cross section of managers from various departments within the bank. Two meetings were held throughout 1997.

             COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    Director Fees are established by the Board on an annual basis. Fees for 1997 were set at $500.00 per meeting for each Director and advanced on a per meeting attended basis. In 1997 an annual retainer fee of $2,500.00 per director was paid for services on the Board of the Corporation. Additional amounts are paid for service on various committees as follows (annually): Executive/Investment Committee $10,000.00, Audit Committee $3,600.00, Trust Committee $4,500.00 and CRA Committee $2,000.00. Executive Officers who are also Directors receive no additional compensation for service on a Board Committee.

     The following table discloses individually Executive Officers of the Holding Company and its subsidiaries who received direct annual remuneration in excess of $100,000.00. As the Holding Company pays no salaries, this information relates to all compensation paid by First Citizens National Bank. The following tabulation is for the period ending December 31, 1997.



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
                           SUMMARY COMPENSATION TABLE

                                                      Long Term Compensation
                   Annual Compensation              Awards            Payouts

(a)        (b)      (c)       (d)     (e)     (f)        (g)      (h)   (i)
                                     Other   Re-                        All
Name                                 Annual  stricted Securities        Other
and                                  Compen- Stock    Underlying LTIP   Compen-
Principal                            sation  Award(s) Options/  Payouts sation
Position   Year  Salary($)  Bonus($)   ($)     ($)     SARs (#)   ($)    ($)

Stallings  1997 161,168    55,475   16,000   -0-      -0-        -0-    10,639
Lipford(1)           (2)                (3)                                (4)
Chairman   1996 150,320    49,000   15,000   -0-      -0-        -0-     9,137
of Board of          (2)                (3)                                (4)
Directors  1995 142,027    33,278   15,000   -0-      -0-        -0-     9,137
of Banc-             (2)                (3)                                (4)
shares and
of the Bank.

Katie      1997 147,298    50,225   16,000   -0-      -0-        -0-     1,487
Winchester(1)        (2)                (3)                                 (4)
  CEO &
President  1996 129,830    42,000   15,000   -0-      -0-        -0-     1,487
& Director           (2)               (3)                                 (4)
of First   1995 115,032    26,250   14,210   -0-      -0-        -0-       968
Citizens             (2)               (3)                                 (4)
Bancshares
& First
Citizens
National Bank.

Hughes     1997  81,929    70,558   16,000   -0-      -0-        -0-     1,007
Clardy                                 (3)                                 (4)
Vice       1996  81,853    55,244   13,964   -0-      -0-        -0-       840
President                              (3)                                 (4)
of First   1995  79,254    31,300   11,288   -0-      -0-        -0-       504
Citizens                               (3)                                 (4)
Bancshares,
Inc. & Sr.
Vice
President &
Sr. Trust
Officer
First Citizens
National Bank

                                                      Long Term Compensation
                   Annual Compensation              Awards            Payouts

(a)        (b)      (c)       (d)     (e)     (f)        (g)      (h)   (i)
                                     Other   Re-                        All
Name                                 Annual  stricted Securities        Other
and                                  Compen- Stock    Underlying LTIP   Compen-
Principal                            sation  Award(s) Options/  Payouts sation
Position   Year  Salary($)  Bonus($)   ($)     ($)     SARs (#)   ($)    ($)

Ralph      1997   97,928    42,841   13,487   -0-      -0-        -0-    1,023
Henson                                  (3)                                (4)
Executive  1996   93,520    14,950   10,781   -0-      -0-        -0-      951
Vice                                    (3)                                (4)
President  1995   86,006    12,250    9,925   -0-      -0-        -0-      691
& Loan                                  (3)                                (4)
Administrator
of First
Citizens
National
Bank & Vice
President
of First
Citizens
Bancshares Inc.

Barry T.  1997   101,186    34,475   13,967  -0-      -0-        -0-     1,125
Ladd(5)              (2)                (3)                                (4)
Executive 1996    77,506    24,500   10,833  -0-      -0-        -0-       450
Vice                 (2)                (3)                                (4)
President 1995    60,557     6,000    6,598  -0-      -0-        -0-       225
and CAO of           (2)                (3)                                (4)
First
Citizens
National
Bank &
Executive
Vice
President
of Bancshares.

(1)  Katie Winchester was named CEO & President of First Citizens
     Bancshares Inc. on April 16, 1996. The position of CEO was previously held by Chairman Lipford.

(2) Salaries reported includes Director Fees up to $8,500.00 paid to each Executive for service on the Board of Directors.

(3)  Contributions made by the Bank to Employee Stock Ownership Plan.

(4)  Economic Benefit of Life Insurance Policy.

(5)  Barry Ladd was named Executive Vice President and CAO of
     Bancshares, and the Bank in April 1996.

                           COMPENSATION PLANS

Incentive Compensation Plan

     Executive Officers are eligible for annual cash bonuses. The senior management incentive plan provides bonus compensation based on corporate performance, business unit performance and individual performance. The level of incentive compensation for Executive Officers is based on Return on Assets with a minimum qualifying ROA of 1%.

Employee Stock Ownership Plan

     Effective December 31, 1984 the Board of Directors of the Bank approved a resolution establishing the First Citizens National Bank Employee Stock Ownership Plan and Trust, designed to invest primarily in Holding Company Stock. Of the twenty-two Directors, four are also Executive Officers of the Bank Holding Company and plan participants receiving a distribution. Benefits accruing to the accounts of individuals named in the Summary Compensation Table for the plan year ending December 31, 1997 totaled $75,455. The distribution and vesting of the amount allocated is not subject to future events.

    Administration of the Plan is the responsibility of an admini-strative committee as directed by the Board of First Citizens
National Bank. Any employee who has completed one (1) year of service (1,000 hours) and who has reached the age of 21 shall be eligible to participate. Distribution of benefits can be made in stock, cash or a combination of both. Benefits are payable as a single distribution or equal annual installments at normal retirement date, coinciding with or following the participant's 65th birthday.
An amendment made in 1994 provided for the elimination of the investment diversification option of the plan. This option in the plan stated that for five years after attaining age 55 and completing
10 years of plan participation, ESOP participants would be given an opportunity to either diversify 25% of their ESOP Account Investments or receive distribution of 25% of the account. In the sixth year this option applies to 50% of the account balance. With the elimination of diversification option, plan participants will only have the option of receiving a distribution that can be transferred directly to an IRA or to an investment account selected and managed by the participant.

    Also included in the Plan are provisions for distribution of benefits to the participant or designated beneficiary upon early retirement, becoming totally and permanently disabled, or upon the death of the participant. Allocations of stock to the account of each participant will be based on the ratio of his/her compensation to all participant's compensation for the plan year. Total contributions to the plan for the year ending December 31, 1997 were approximately $429,000.00.

Executive Employment Agreements

     Executive Employment Agreements are currently in effect by and between First Citizens National Bank (the "Bank"), First Citizens Bancshares, Inc. (the "Company") and Stallings Lipford, Katie S. Winchester, Barry T. Ladd, Ralph E. Henson, H. Hughes Clardy and Jeffrey Agee. The Agreements provide for terms of employment and compensation and benefits in the event of termination by "action of the Company" or "change in control". A "change in control", as defined in the Agreement, is deemed to occur if any person, firm or corporation shall obtain "control" of the Company through the acquisition, directly or indirectly, by any person or group of persons of shares in the Bank or Bancshares, which, when added to any other shares, the beneficial ownership of which is held by such acquire(s), shall result in ownership by any person(s) of ten percent (10%) of such stock or which would require prior notification under any federal or state banking law or regulation; or the occurrence of any merger, consolidation or reorganization of the Bank to which the Bank or Bancshares is not a surviving entity, or the sale of all or substantially all of the assets of the Bank or Bancshares.

     In the event of the officer's termination caused by "action of the Company" not for cause of a "change in control" or in the event the officer's termination is caused by a "change in control", the officer shall be entitled to receive severance pay within 30 days following the date of termination, an amount equal to two times the compensation paid in the preceding calendar year, or scheduled to be paid to the Executive during the year of the notice of termination, whichever is greater, plus an additional amount sufficient to pay United States income tax on the lump sum amount so paid. Executive officers terminated for failure to satisfactorily perform his/her regular duties will receive no severance pay.

     Executive Employment Agreement in effect for Chairman Lipford also provides for terms and conditions for part-time employment. During the term of employment, Chairman Lipford shall serve as Chairman of the Company or in such other position with responsibilities and authority as may from time to time be assigned to him by the Board of Directors of the Company. During 1997 Chairman Lipford devoted substantially all of his working time and efforts to the business affairs of the Company. In the years of 1998 and 1999, he will devote between 1,000 and 1,500 hours per year to the business affairs of the Company. Beginning January 1, 2000, unless the Term of Employment has not been extended, he will devote only such time to the affairs of the Company as shall be appropriate in light of the circumstances then existing. In addition, Chairman Lipford shall serve on the Board of Directors of the Company during the Term of Employment for so long as he is elected to such Board by the Shareholders of the Company.

Executive Management Life Insurance Plans

     Executive Management Life Insurance Plans were provided for in Executive Employment Agreements adopted by the Company in April, 1993. A Collateral Assignment Split Dollar Life Insurance Plan was provided for the President and four other Executive Officers of the Company in which the Company agreed to pay individual life insurance premiums not to exceed $12,500.00 per year. The Company's obligation to pay this premium shall cease upon termination of the Executive's employment. The Executive agreed to repay the Company the full amount of premiums paid by the Company when employment is terminated. Repayment of premiums under any circumstances cannot exceed the cash value of the policy. Premiums paid annually for Collateral Assignment Split Dollar Life Insurance for Executive Officers totaled $12,500.00 for the President & CEO, and Executive Vice President & CAO, and range between $5,000.00 and $10,000.00 for other Executive Officers.

     The Company has provided and paid premiums on a whole life insurance policy on the life of the Chairman of the Board since December, 1984. As an additional employee benefit, the Company has agreed to continue to pay premiums not to exceed $10,000.00 per year on the existing life insurance policy in the amount of $250,000.00. Ownership of the whole life policy including current cash value was transferred from the Company to the Chairman upon execution of the Employment Agreement.

                       Proposed Charter Amendment

     The Board of Directors on February 18, 1998, approved the following amendment to the Charter of the Corporation and recommended to the shareholders that they adopt such amendment:

     A.     Article 6 is amended to read as follows:

             The maximum number of shares which the Corporation shall have authority to issue is 10,000,000 shares of voting common stock having $1.00 par value. The main purpose of the amendment is to allow the Corporation to have more flexibility in the future in issuing shares to acquire other businesses or banks, providing shares for the Corporation's dividend reinvestment plan, making shares available to the Corporation's Employee Stock Ownership Plan, and allowing the Board of Directors the option to declare stock splits for all of the shareholders from time to time. While none of the listed transactions have been approved at the current time, the Board of Directors would like to be able to take advantage of opportunities as they arise, and it may not be feasible or timely to call for a meeting of shareholders each time additional shares are required for any of these purposes. As a result of the authorization of additional shares, there will be over nine million authorized but unissued shares available for issuance and sale by the Board of Directors.

     B.      Article 10 regarding the maximum number of directors is
             Deleted:

             The provision deleting Article 10 of the Charter, which restricted the maximum number of directors of the Corporation to 22 directors, is also deemed to provide greater flexibility to the Board in adding additional representatives from the various communities which the Corporation serves. This will also allow the Board to add additional members with specific expertise in lines of business in which the Corporation may expand. The current Board of Directors consists of 22 members, and there is no present contemplation to increase this number.

     The Tennessee Business Corporation Act requires that the charter amendment be authorized by the vote of a majority of those votes entitled to be cast at the meeting, except for the deletion of
Article 10, which by its terms, requires the vote of 80% of the outstanding voting stock. The Bylaws of the Corporation allow a shareholder to be represented by proxy duly appointed by him in writing.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain of the officers, directors, and principal shareholders of the Holding Company (and their associates) have deposit accounts and other transactions with First Citizens National Bank, including loans in the ordinary course of business. An Associate includes a corporation or other entity of which an officer or director of the Company is an officer, partner, or 10% shareholder; any Trust or Estate of which he is a Trustee, Executor or significant beneficiary; or any relative or spouse or spouse's relative who lives in his home.

    Banking transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates are on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Loans to directors, officers and principal shareholders, and their associates, are made on the same terms and conditions afforded other borrowers with similar credit standing who are not associated with the Bank. These loans do not represent unfavorable features or more than a normal risk of collectability. The largest aggregate amount of debt outstanding both direct and indirect, during the twelve month periods ending December 31, 1997 was $4,986,396 as of December 31, 1997. The amount outstanding at year end 1997 was $4,986,396 at an average rate of 8.05 percent. The debt was incurred over a period of time and served to finance business ventures and purchase real estate. As of December 31, 1996, $4,448,184 was loaned at an average interest rate of 8.89 percent. On December 31, 1997, the Holding Company, through its only subsidiary, First Citizens National Bank had an aggregate net loan total of $226,488,000. Loans to Executive Officers and Directors of the Holding Company comprised 2.20% of this total. No Director or Officer of First Citizens National Bank or First Citizens Bancshares, Inc. is directly indebted to the Holding Company. Changes in holdings of securities by insiders were reported to the Securities and Exchange Commission on a timely basis. Changes in beneficial ownership of securities must be filed with the SEC on or before the 10th day after the end of the month in which any change occurred.

TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph reflects First Citizens Bancshares' cumulative return (including dividends) as compared to the S & P 500 and the Nasdaq Banking Stocks over a 5-year period.

































                                 1992
                                 1993
                                 1994
                                 1995
                                 1996
                                 1997


                              S & P 500
                                100.00
                                110.03
                                108.34
                                145.29
                                173.37
                                231.21


                                FIRST
                               CITIZENS
                                100.00
                                122.27
                                154.77
                                186.65
                                240.11
                                406.00


                                NASDAQ
                              BANK STOCK
                                100.00
                                129.37
                                130.79
                                189.40
                                239.40
                                391.64

                   RELATIONSHIP WITH INDEPENDENT AUDITORS

     The firm of Carmichael, Dunn, Creswell, and Sparks, CPAs served First Citizens National Bank and First Citizens Bancshares, Inc. as auditors for the year ending December 31, 1997. The Board is proposing that this firm serve as auditors for the current year (1998). They have no direct financial interest or material indirect financial interest in the company. Audit services provided by the auditors for the year ending December 31, 1997 consisted of (but not limited to) examination of the financial statements of both the Bank and Holding Company and reporting on such statements. A representative of Carmichael, Dunn, Creswell, and Sparks, CPAs will be in attendance at the Annual Shareholders Meeting to answer questions and offer comments regarding their audit.


                       PROPOSALS BY SECURITY HOLDERS

     Shareholder proposals intended to be presented in the Proxy materials to be mailed in 1999 other than nominees to be proposed for election to the Board of Directors must be submitted by certified or registered mail to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370, no later than December 1, 1998. Nominees to be proposed for election to the Board of Directors of the Corporation, other than nominations made by the existing Board of Directors, must be delivered in writing to the Secretary of the Corporation and received no later than ninety (90) days prior to the month and day that the proxy materials regarding the last election of Directors to the Board of the Corporation were mailed to Shareholders.

                              OTHER BUSINESS

     The Board of Directors knows of no other business other than that set forth herein to be transacted at the meeting; but, if other matters requiring a vote of shareholders arise, the persons designated as proxies will vote their judgement on such matters. If a shareholder specifies a different choice on the Proxy, his/her shares of Common Stock will be voted in accordance with the specifications so made.

    A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997, accompanies this report. A copy of the 10-K report to the Securities and Exchange Commission for the year ended December 31, 1997 will be furnished any shareholder requesting such copy free of cost. Requests should be in writing to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Judy Long
                                    Secretary



Dyersburg, TN
March 17, 1998

                      FIRST CITIZENS BANCSHARES, INC.
                            First Citizens Place
                         Dyersburg, Tennessee 38024

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of First Citizens Bancshares, Inc., hereby appoints P. H. White, Jr., and William C. Cloar, and each of them severally, proxies of the undersigned, with full power of substitution, to vote the shares of Capital Stock of First Citizens Bancshares, Inc. standing in the name of the undersigned on February 28, 1998, at the Annual Meeting of Shareholders to be held in the Annex of First Citizens National Bank, on Wednesday, April 15, 1998, at 10:00 A.M., and at all adjournments thereof:

     (1)  Election of Directors

           For all nominees listed below       Withhold Authority to
                                                 vote for all nominees
                                                       listed below

INSTRUCTIONS:  YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE
               LISTED BELOW BY LINING THROUGH OR STRIKING OUT SUCH INDIVIDUAL'S NAME

      INCUMBENT NOMINEES FOR ELECTION WHOSE TERMS WILL EXPIRE IN 2001

       William C. Cloar, James Daniel Carpenter, Richard W. Donner, Bentley F. Edwards, Ralph E. Henson, Stallings Lipford, Larry S. White.

       INCUMBENT NOMINEE FOR ELECTION WHOSE TERMS WILL EXPIRE IN 2000

       Barry T. Ladd

       INCUMBENT NOMINEE FOR ELECTION WHOSE TERMS WILL EXPIRE IN 1999

       David R. Taylor

     (2) Approval of Carmichael, Dunn, Creswell, and Sparks, CPAs as auditor for the year ending December 31, 1998

              FOR               AGAINST               ABSTAIN

       (3) Approval of amendment to the Company's Charter to increase the authorized shares of common stock to 10,000,000 shares.

              FOR               AGAINST               ABSTAIN

       (4) Approval of deletion of Article 10 of the company's charter regarding the maximum number of directors.(The affirmative vote of the holders of not less than 80% of outstanding stock is required.)

              FOR              AGAINST               ABSTAIN

     (5) To transact other business as may properly come before the meeting or any adjournments thereof

              FOR              AGAINST                ABSTAIN

This proxy confers authority to vote "For" the propositions listed unless "Against" or "Abstain" is indicated. If no direction is given, this proxy will be voted "for" the election of all nominees named; "for" approval of Carmichael, Dunn, Creswell, and Sparks, CPAs as auditors for the current year; "for" the proposed amendments to the Charter of First Citizens Bancshares, Inc., and "for" the deletion of Article 10 of the company's charter regarding the maximun number of directors.

Please sign exactly as name appears below.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please sign full title. If more than one trustee, all should sign.

Dated March 17, 1998
                                 Signature


                                 Signature if jointly held

             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE

                                SIGNATURES

     I certify that the statements made in this statement are true, complete, and correct to the best of my knowledge and belief.




                                       First Citizens Bancshares, Inc.
                                              (Registrant)





Date:  March 17, 1998                  /s/Stallings Lipford
                                       Stallings Lipford, Chairman